UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2026 Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Indenture and Notes

On September 18, 2026, Axon Enterprise, Inc. (the “Company”) issued and sold $1,150.0 million aggregate principal amount of its 0% Convertible Senior Notes due 2031 (the “Notes”), which amount includes $150.0 million aggregate principal amount of Notes sold pursuant to the Underwriters’ (as defined below) full exercise of their over-allotment option granted by the Underwriting Agreement described below. The Notes were issued pursuant to a base indenture (the “Base Indenture”), dated as of September 18, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of September 18, 2026.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Company may elect to pay special interest as the sole remedy for its failure to comply with its reporting obligations, as described below, which special interest, if any, will be payable semiannually in arrears on March 15 and September 15 of each year. The Notes will mature on September 15, 2031, unless earlier converted, redeemed or repurchased.

The initial conversion rate of the Notes is 1.5336 shares of the Company’s Common Stock (“Common Stock”) per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $652.06 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events specified in the Indenture but will not be adjusted for accrued and unpaid special interest, if any. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture) or if the Company delivers a Notice of Redemption (as defined in the Indenture), the Company will, under certain circumstances, increase the conversion rate by a number of additional shares of Common Stock as described in the Indenture for a holder who elects to convert its Notes in connection with such Make-Whole Fundamental Change or to convert its Notes called (or deemed called, in the case of an Optional Redemption (as defined below)) for redemption during the related redemption period in connection with such Notice of Redemption, as the case may be.

Prior to the close of business on the business day immediately preceding June 15, 2031, the Notes will be convertible at the option of the holders thereof only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period in which, for each trading day of that period, the Trading Price (as defined in the Indenture), as determined following a request by a holder of Notes in accordance with the procedures described in the Indenture, per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption (whether for Optional Redemption or Cleanup Redemption (as defined below)), at any time prior to the close of business on the second scheduled trading day immediately preceding the applicable redemption date, but only with respect to the Notes called (or deemed called, in the case of an Optional Redemption) for redemption; or (4) upon the occurrence of specified corporate events described in the Indenture. On or after June 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash, shares of Common Stock or any combination thereof, at the Company’s option, as described in the Indenture. If the Company elects cash settlement or combination settlement, the amount of cash and shares of Common Stock, if any, will be determined based on a 30-trading-day observation period as described in the Indenture.

Except in the case of a Cleanup Redemption, on or after September 20, 2029, and before the 31st scheduled trading day immediately before the maturity date, the Company may redeem for cash all or any portion of the Notes (subject to certain limitations), at the Company’s option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive)

during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption (an “Optional Redemption”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. The Company may also redeem for cash all, but not less than all, of the Notes at any time if the principal amount of Notes outstanding at such time is less than 10% of the aggregate principal amount of Notes initially issued under the Indenture (a “Cleanup Redemption”). No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (as defined in the Indenture), other than an Exempted Fundamental Change, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

In addition, subject to certain conditions, holders of the Notes may require the Company to repurchase their Notes on or around March 20, 2031 (the “Holder Repurchase Option”) at a repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any. The Company may elect to satisfy all or a portion of its obligation with respect to the principal amount of the repurchase price for the Holder Repurchase Option by issuing or delivering shares of Common Stock in certain circumstances, up to a specified maximum number of shares, with the remainder, if any, of the repurchase price payable in cash, subject to and in accordance with the terms and conditions set forth in the Indenture.

The Notes are the Company’s general unsecured obligations and will rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment with all of the Company’s liabilities that are not so subordinated (including any borrowings under the Company’s existing or future revolving line of credit), effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture does contain customary provisions relating to consolidation, merger and sale of assets and certain protections described above in connection with a Fundamental Change and certain make-whole events. If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs and is continuing, either the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company (and not involving solely one or more of the Company’s Significant Subsidiaries (as defined in the Indenture)), 100% of the principal of and accrued and unpaid interest, if any, on the Notes will automatically become due and payable immediately. In addition, at the Company’s election, the sole remedy for a Reporting Event of Default (as defined in the Indenture) during the first 365 days after the expiration of the applicable 60-day cure period is special interest at a rate of 0.25% per annum for the first 180 days of that period and 0.50% per annum from the 181st through 365th day of that period, subject to a maximum rate of 0.50% per annum, after which the Notes will be subject to acceleration as described above. If the Company does not timely elect to pay, or fails to pay, such special interest, the Notes will be immediately subject to acceleration as described above. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

•	the Company defaults in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days;

•

(i) the Company defaults in the payment of principal of any Note when due and payable at the stated maturity, upon Optional Redemption, upon Cleanup Redemption, upon any required Fundamental Change repurchase, upon declaration of acceleration or otherwise; or (ii) the Company fails to pay or, if applicable, deliver the requisite shares of Common Stock, and such failure to deliver shares continues for five business days, when due and payable or deliverable upon any required repurchase pursuant to the Holder Repurchase Option;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five business days;

•

failure by the Company to give (i) a Company Notice of Optional Repurchase, as described in the Indenture, when due and such failure continues for three business days, (ii) a Fundamental Change Company Notice or a notice of a Make-Whole Fundamental Change, in either case when due and such failure continues for two business days, or (iii) notice of a Specified Corporate Transaction (as described in the Indenture) when due and such failure continues for five business days;

•	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

•

failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

•

default by the Company or any Significant Subsidiary (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $125,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

The foregoing description is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture and the Form of 0% Convertible Senior Note due 2031, which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Underwriting Agreement

On September 15, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with certain underwriters (the “Underwriters”) agreeing, subject to customary conditions, to issue and sell $1,000 million principal amount of Notes to the Underwriters. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an 11-day option to purchase up to an additional $150.0 million principal amount of Notes solely to cover over-allotments. On September 16, 2026, the Underwriters exercised such option in full to purchase an additional $150.0 million principal amount of Notes on September 18, 2026.

The above description of the Underwriting Agreement is a summary and is not complete. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Underwriting Agreement set forth in such exhibit.

The offering of the Notes (the “Notes Offering”) was made pursuant to a shelf registration statement on Form S-3 (File No. 333-277559) (the “Registration Statement”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on February 29, 2024, including the prospectus forming a part of the Registration Statement, a preliminary prospectus supplement, which was filed with the SEC on September 15, 2026 pursuant to Rule 424(b) under the Securities Act, and a final prospectus supplement, dated September 15, 2026, which was filed with the SEC on September 17, 2026, pursuant to Rule 424(b) under the Securities Act.

The Notes Offering closed on September 18, 2026. The Company intends to use approximately $114.9 million of the net proceeds from the Notes Offering to pay the cost of the Capped Call Transactions described below. The Company intends to use the remainder of the proceeds of the Notes Offering for general corporate purposes, which may include, among other things, providing capital to support its growth and to acquire or invest in product lines, products, services or technologies, including through acquisitions of, or investments in, other businesses.

A copy of the legal opinion of Simpson Thacher & Bartlett LLP relating to the validity of the issuance and sale of the Notes in the Notes Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Capped Call Transactions

On September 15, 2026, concurrently with the pricing of the Notes, and on September 16, 2026, in connection with the exercise in full by the Underwriters of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Common Stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $1,049.94 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 137.5% over the last reported sale price of $442.08 per share of the Common Stock on September 15, 2026. The cost of the Capped Call Transactions was approximately $114.9 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by reference to the form of the confirmation for the Capped Call Transactions entered into with each of the Option Counterparties on September 15, 2026 and September 16, 2026, which form is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement Amendment

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 15, 2026 (the “September 15 8-K”), the Company entered into a second amendment (the “Second Amendment”) to its credit agreement, by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the Credit Agreement, dated December 15, 2022, among the Company, as borrower, the Administrative Agent, J.P. Morgan Securities LLC, as sole bookrunner and sole left lead arranger and the other lenders party thereto from time to time (as amended by Amendment No. 1, dated March 11, 2025 and as further amended, amended and restated, supplemented, waived, consented to or otherwise modified, the “Credit Agreement”). The Second Amendment became effective upon the consummation of the Notes offering described above. The disclosure under item 1.01 of the September 15 8-K, relating to the Second Amendment and the Credit Agreement is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K, and the description of the Second Amendment and the Credit Agreement in the September 15 8-K and in the foregoing is qualified in its entirety by reference to the text of the Second Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Notes and Indenture and the Credit Agreement Amendment is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing the pricing of the Notes Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and the press release is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 15, 2026, between Axon Enterprise, Inc. and the representatives of the Underwriters named therein, relating to the issuance and sale of 0% Convertible Senior Notes due 2031.

4.1	Base Indenture, dated as of September 18, 2026, between Axon Enterprise, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of September 18, 2026, between Axon Enterprise, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 0% Convertible Senior Note due 2031 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

10.1	Form of Capped Call Confirmation.

10.2	Amendment No. 2, dated September 15, 2026, amending the Credit Agreement, dated December 15, 2022, among the Company, the Lenders party thereto and the Administrative Agent.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

99.1	Press Release related to the Notes Offering dated September 16, 2026.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2026	Axon Enterprise, Inc.

	By:	/s/ Brittany Bagley
Brittany Bagley
Chief Financial Officer and Chief Business Officer